Exhibit 99.1

Infor Again Reports Double-Digit License Revenue Growth

Strong Momentum in Fiscal 2015 as Cloud Bookings up More than 200 Percent

NEW YORK – Dec. 18, 2014 – Infor, a leading provider of business application software serving more than 73,000 customers, announced on its quarterly Lender Update Friday, December 12, that fiscal 2015 Q2 software license fees and subscriptions revenue increased 15 percent at actual currency rates and 17 percent in constant currency1 compared to its fiscal 2014 recast Q2.

Non-GAAP Q2 license fees and subscription revenue2 increased 14 percent at actual currency rates and 16 percent in constant currency driven by strong license sales and continued momentum in software-as-a-service (SaaS), including triple digit growth in SaaS subscription license bookings. The strong Q2 growth was delivered with operating income margins and Adjusted EBITDA profit margins3 of 17 percent and 28 percent, respectively. Infor added 764 new customers in the quarter.

Year-to-date, software license fees and subscriptions revenue and non-GAAP software license fees and subscriptions revenue increased 19 percent and 18 percent, respectively, and cloud bookings have increased over 200 percent. Sales productivity4 is up 32 percent since the fiscal year began.

“Infor’s cloud bookings and the explosive growth in our pipeline marks a turning point in the industry,” said Stephan Scholl, president of Field Operations for Infor. “Infor is the first company to deliver industry suites in the cloud, enabling customers to move their mission-critical operations, not just their edge applications, to a standard cloud.”

This is the second consecutive quarter of year-over-year triple-digit growth in SaaS bookings for Infor. In March 2014, the company announced Infor CloudSuiteTM, the first group of industry-specific application suites available on Amazon Web Services’ (AWS) cloud.

“Infor now has more than 25 million users of its cloud applications, and industry-specific certifications in healthcare, aerospace & defense, and government with AWS,” said Pam Murphy, COO of Infor. “We’re witnessing a migration to a next generation cloud infrastructure that is more secure and cost-effective than proprietary data centers.”

Research and development spending at Infor increased double digits in the first half of fiscal 2015 compared to the first half of fiscal 2014 as the company continues to invest in innovation. Infor has shipped more than 400 new products and 16,000 enhancements in the last three years. At nearly 4,000 developers, Infor has one of the largest engineering organizations dedicated to business applications in the world.

“Companies are quickly re-evaluating the cloud as an option now that Infor has delivered deep micro-vertical functionality in Infor CloudSuite,” said Duncan Angove, president of Products and Support of Infor. “Customizations are not consistent with multi-tenant clouds and Infor’s investments to deliver last-mile features over the last four years were a precursor to mission-critical applications in the cloud.”

Infor employees continue to perform well in all dimensions while also contributing to their communities. Infor has donated more than half a million dollars and 1,400 employee work-days to Habitat for Humanity International, an important customer. Infor has 153 offices in 41 countries, and provides employees up to a week of paid volunteer time to participate in Habitat for Humanity builds in the communities in which they work.

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About Infor

Infor is fundamentally changing the way information is published and consumed in the enterprise, helping 73,000 customers in more than 200 countries and territories improve operations, drive growth, and quickly adapt to changes in business demands. Infor offers deep industry-specific applications and suites, engineered for speed, and with an innovative user experience design that is simple, transparent, and elegant. Infor provides flexible deployment options that give customers a choice to run their businesses in the cloud, on-premises, or both. To learn more about Infor, please visit www.infor.com.

Infor customers include:

•	19 of the top 20 aerospace companies

•	10 of the top 10 high tech companies

•	10 of the top 10 pharmaceutical companies

•	22 of the 25 largest U.S. healthcare delivery networks

•	16 of the 20 largest US cities

•	20 of the top 20 automotive suppliers

•	17 of the top 20 industrial distributors

•	16 of the top 20 global retailers

•	4 of the top 5 brewers

•	21 of the top 30 global banks

•	6 of the top 10 global luxury brands

Forward-Looking Statements

This press release contains forward-looking statements that state Infor’s intentions, beliefs, expectations, or predictions for the future. Forward-looking statements often include use of the future tense with words such as “will,” “may,” “intends,” “anticipates,” “expects” and similar conditional or forward-looking words and phrases. These forward-looking statements are neither promises nor guarantees, but are only predictions and may differ materially from actual future events or results. Such statements are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Infor undertakes no obligation to update or revise the information contained herein.

Important factors that could cause a material difference between these forward-looking statements and actual events include, among other things: our ability to increase revenues from new license sales and retain existing customers; whether we are able to complete and deliver products and services within required time frames and budgets to meet increasingly competitive customer demands and performance guaranties; risks inherent in fluctuating international currency exchange rates in light of our global operations and the unpredictable effect of geopolitical world and local events; our ability to manage expenses effectively and maintain profitability; our ability to achieve revenue from products and services that are under development; the competitive environment in which we operate and resulting pricing pressures; and whether the anticipated effects and results of our new product offerings and successful product implementation will be realized. These and other potential risks and uncertainties that relate to Infor and its business and operations are summarized in more detail from time to time in our filings with the United States Securities and Exchange Commission. Please refer to Infor’s most recent quarterly and annual reports available through the website maintained by the SEC at www.sec.gov for more information on the risk factors that could cause actual results to differ.

Footnotes:

[1]	In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we compare the percent change in the results from one period to another period using constant currency disclosure. To present this information, results for our entities in the second quarter of fiscal 2015 reporting in currencies other than the U.S. Dollar are converted into U.S. Dollars at constant exchange rates (i.e. the rates in effect in the second quarter of fiscal 2014) rather than the actual exchange rates in effect during the second quarter of fiscal 2015.
[2]	This press release contains certain financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (GAAP). Non-GAAP software license fees and subscriptions revenues include pro forma adjustments to increase software license fees and subscriptions revenues that we would have recognized if we had not adjusted acquired deferred revenues to their fair values as required by GAAP. These non-GAAP disclosures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of Infor’s results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Infor’s management uses these non-GAAP measures in its analysis of Infor’s performance because it believes these measures are material and will be used as a measure of Infor’s performance by investors.
[3]	The reconciliation of GAAP operating income margin to Adjusted EBITDA margin can be found in the Investor section of our website (www.infor.com) - Q2 Fiscal Year 2015 Presentation Materials. Link provided here: http://www.infor.com/content/investor/inforfinancialoverviewq215.pdf/
[4]	Productivity is defined as SaaS ACV Bookings plus perpetual license sales divided by average headcount in 5 month period from June 1, 2014 through October 31, 2014

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For more information:

Dan Barnhardt

Infor

646-336-1731

dan.barnhardt@infor.com